Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement Nos. 333-24065 and 333-62019 of South Jersey Gas Company on Form S-3 of our report dated February 12, 1999, appearing in this Annual Report on Form 10-K of South Jersey Gas Company for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 26, 1999